                                  EXHIBIT 10.7

                              INVESTMENT AGREEMENT

         THIS INVESTMENT AGREEMENT (the "Agreement"), dated as of June 29, 2002, by and between Amortibanc Investments, L.C., a Kansas limited liability company (the "Investor"), and Great Western Land and Recreation, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, each of the Company and the Investor has determined to enter into this Agreement pursuant to which the Investor will exchange $719,000 of subordinated debt by the Company to the Investor, for 14,380 shares of the Company's Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Form of Certificate of Designations attached hereto as Exhibit B (the "Series A Certificate of Designations"), each share convertible at the option of the holder at any time following the Closing into shares (the "Conversion Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company;

         WHEREAS, the Company and the Investor desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Closing" means the closing of the Share Purchase pursuant to Section 2.02.

         "GAAP" means U.S. generally accepted accounting principles as in effect at the relevant time or for the relevant period.

         "Material Adverse Effect" means any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its subsidiaries taken as a whole, other than any event, change, circumstance or effect that results from or arises out of changes or circumstances affecting the industry in which the Company and its subsidiaries operate, which event, change, circumstance or effect does not affect the Company and its subsidiaries disproportionately relative to other entities operating in such industry.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

                                   ARTICLE II
                                 SHARE PURCHASE

         SECTION 2.01. Share Purchase. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing, the Company will issue, sell and deliver to the Investor, and the Investor will purchase from the Company 14,380 shares of Series A Preferred Stock, free and clear of all Liens, for an aggregate purchase price of $719,000 (the "Share Purchase Price"). The transaction described in this Section 2.01 is referred to herein as the "Share Purchase."

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         SECTION 2.02. Share Purchase Closing. (a) The Closing shall take place at such time and place as the parties may agree (the date on which the Closing occurs, the "Closing Date"), but in no case later than 10:00 a.m., Arizona time, on July 3, 2002.

         (b) At the Closing, (i) the Company will deliver to the Investor certificates representing the shares of Series A Preferred Stock to be purchased by, and sold to, the Investor pursuant to Section 2.01, and (ii) the Investor, in full payment for the shares of Series A Preferred Stock to be purchased by, and sold to, the Investor pursuant to Section 2.01, will surrender to the Company all rights to receive payment on the subordinated debt to the Investor by the Company listed in Exhibit A.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to, and agrees with, the Investor as of the date hereof and as of the Closing Date that:

         SECTION 3.01. Corporate Organization and Qualification. The Company and each of its subsidiaries is a corporation or limited liability company duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own or lease and operate its properties and to conduct its business as it is currently being conducted and is proposed to be conducted. The Company and each of its subsidiaries is duly licensed, authorized or qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership, lease or operation of property or conduct of business requires such qualification, except where its failure to be so licensed, authorized or qualified would not have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.02. Authorization of Agreement. (a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Board of Directors has approved the entry by the Company into this Agreement.

         (b) This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

         SECTION 3.03. Consents; No Conflicts. (a) The execution and delivery of this Agreement does not, and the performance of the obligations set forth herein will not, (i) violate any provision of the Certificate of Incorporation or the By-laws or; (ii) violate any law applicable to the Company.

         (b) No consent or approval of the Company's stockholders is required by law, the Certificate of Incorporation or the By-laws, for the execution, delivery and performance by the Company of the Agreement and the consummation of the transaction contemplated hereby.

         SECTION 3.04. Capitalization; Securities. (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 18,904,649 shares are outstanding and 3,500,000 shares are reserved for issuance under the Company's stock option plan, and (ii) 20,000,000 shares of preferred stock, $0.001 par value, of which no shares are outstanding, no shares have been designated and no shares are reserved for issuance. All of such outstanding shares of Common Stock were duly authorized and validly issued and are fully paid and non-assessable.

         (b) Except for the options granted pursuant to the Company's stock option plan, there are no authorized or outstanding (or any obligations to authorize or issue) derivative securities.

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         (c) Subject to the filing of the Series A Certificate of Designations with the Secretary of State of the State of Delaware, the shares of Series A Preferred Stock to be issued pursuant to this Agreement have been duly and validly authorized and, when issued as contemplated by this Agreement, will have been validly issued and will be fully paid and non-assessable. The Conversion Shares have been duly and validly authorized and validly reserved for issuance, and when issued upon the conversion of Series A Preferred Stock will have been validly issued and will be fully paid and non-assessable.

         SECTION 3.05. Litigation. Except as previously disclosed to the Investor, there are no claims, suits, actions, proceedings, arbitrations or investigations pending or, to the knowledge of the Company or its subsidiaries, explicitly threatened, against or affecting the Company or any of its subsidiaries that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

         SECTION 3.06. Compliance with Laws; Regulatory Approvals. The businesses of the Company and its subsidiaries are being conducted in compliance with all applicable laws in all material respects.

         SECTION 3.07. Taxes. (a) The Company and its subsidiaries have timely filed (taking into account available extensions) all material U.S. federal, state, local, and other tax returns (including any information returns), reports and statements (collectively, "Tax Returns") that are required to have been filed with the appropriate taxing authorities. All information provided in such Tax Returns is complete and accurate in all material respects. The Company and its Subsidiaries have paid all material amounts due in respect of taxes (whether or not actually shown on such Tax Returns), or have otherwise set up reserves in accordance with GAAP in respect of all taxes for the periods covered by such Tax Returns.

         (b) No audits or investigations relating to any taxes for which the Company or its subsidiaries may be liable are pending or threatened in writing by any taxing authority. There are no agreements or applications by the Company or any of its subsidiaries for the extension of the time for paying any tax nor have there been any waivers of any statutes of limitation for the assessment of any taxes.

         (c) The Company or its subsidiaries have withheld from its employees and timely paid to the appropriate taxing authority proper and accurate amounts in all material respects through all periods in compliance in all material respects with all employee tax withholding provisions of all applicable laws.

         SECTION 3.08. Disclosure. No representation or warranty by the Company in this Agreement, and no exhibit, document, statement, certificate or schedule furnished or to be furnished to the Investor pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to, and agrees with, the Company as of the date hereof and as of the Closing Date as follows:

         SECTION 4.01. Organization. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite power and authority to own or lease and operate its properties and to conduct its business as it is now being conducted and is proposed to be conducted.

         SECTION 4.02. Authorization of Agreements. (a) The Investor has all requisite power and authority as a limited liability company to execute, deliver and perform its obligations under the Agreement. The execution, delivery and performance of the Agreement and the consummation by the Investor of the transaction contemplated thereby, have been duly authorized by all necessary action on the part of the Investor.

         (b) This Agreement has been duly executed and delivered by the Investor, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms,

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subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

         SECTION 4.03. Consents; No Conflicts. (a) The execution and delivery of this Agreement does not, and the performance of the obligations set forth herein and the consummation of the transaction contemplated hereby will not, (i) violate any provision of the certificate of formation of the Investor, or; (ii) violate any law applicable to the Investor.

         SECTION 4.04. Information. The Investor has been furnished with copies of all materials relating to the business, finances and operations of the Company that have been requested by the Investor, and has been afforded the opportunity to ask questions of the Company regarding such matters.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

         SECTION 5.01. Taking of Necessary Action. Each of the parties agrees to use its best efforts promptly to take or cause to be taken all actions and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transaction contemplated by this Agreement in accordance with the terms of the Agreement. Without limiting the foregoing, the Company will use its best efforts to file the Series A Certificate of Designations with the Secretary of State of the State of Delaware.

         SECTION 5.02. Conduct of Business. From the date hereof until the Closing Date, the Company shall conduct its business and shall cause its subsidiaries to conduct their respective businesses in, and only in, the ordinary course and shall use, and shall cause its subsidiaries to use, their best efforts to preserve intact their respective present business organizations, operations and relationships with third parties (including clients and providers) and to keep available the services of the present directors, officers and key employees.

         SECTION 5.03. Notifications. At all times prior to the Closing Date, the Investor shall promptly notify the Company and the Company shall promptly notify the Investor in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event which will or is reasonably likely to result in the failure to satisfy, in any material respect, the conditions to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.03 shall not limit or otherwise affect the remedies available hereunder to any party receiving such notice.

                                   ARTICLE VI
                              ADDITIONAL COVENANTS

         SECTION 6.01. Legend. (a) The Investor agrees to the placement on (i) certificates representing Series A Preferred Stock issued to the Investor pursuant to the terms of this Agreement, (ii) certificates representing Conversion Shares, and (iii) any certificate issued at any time in exchange or substitution for any certificate bearing such legend, a legend (the "Private Placement Legend") substantially as set forth below:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

         (b) The Private Placement Legend shall be removed from a certificate representing Series A Preferred Stock or Conversion Shares if the securities represented thereby are sold pursuant to an effective registration statement under the Securities Act or there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as reasonably may be

                                       4

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requested by the Company, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such securities will not violate the registration and prospectus delivery requirements of the Securities Act.

         SECTION 6.02. Registration Rights. The investor will have no registration rights in connection with the Series A Preferred Stock or Conversion Shares other than "piggyback" rights to register the Conversion Shares as part of any future registration by the Company of shares of its common stock.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.01. Fees and Expenses. The Company shall be responsible for the payment of all expenses incurred by it in connection with the Agreement and the transaction contemplated thereby. The The Investor shall be responsible for the payment of all expenses incurred by it in connection with the Agreement and the transaction contemplated thereby.

         Section 7.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by facsimile or sent by overnight courier or by first class mail, postage prepaid, as follows:

                  (i)  If to the Company, to:
                             Great Western Land and Recreation
                             5115 N Scottsdale Road, Suite 101
                             Scottsdale, AZ 85250
                             Attention: Chief Financial Officer
                             Facsimile: 480-949-6009

                  (ii) If to the Investor, to:
                             Amortibanc Investments
                             300 West Douglas, Suite 900
                             Wichita, KS 67202
                             Attention: Todd Connell
                             Facsimile: 316-267-6762

         If to any other holder of shares of Series A Preferred Stock, or Conversion Shares, addressed to such holder at the address of such holder in the record books of the Company; or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

         SECTION 10.06. Entire Agreement. This Agreement and the documents described herein or attached or delivered pursuant hereto (including the Series A Certificate of Designations) set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement.

         SECTION 10.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

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

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties hereto by their respective duly authorized officers, all as of the date first above written.

                           AMORTIBANC INVESTMENTS, L.C., a Kansas
                           limited liability company

                           By: /s/ Todd Connell
                               ----------------------------------------
                           Name: Todd Connell
                           Title: Attorney-in-fact for Willard W. Garvey,
                                  the trustee of the Willard W. Garvey Revocable Trust and the Willard W. Garvey Trust Number Thirteen

                           GREAT WESTERN LAND AND RECREATION, INC.

                           By /s/ Jay N. Torok
                              -----------------------------------------
                           Name: Jay N. Torok
                           Title: Chief Executive Officer

                                    EXHIBIT A
                          SCHEDULE OF SUBORDINATED DEBT

                        GREAT WESTERN LAND AND RECREATION

                          SCHEDULE OF SUBORDINATED DEBT

                           BALANCES AS OF MAY 31, 2002

                                     ACCRUED INTEREST                             PRINCIPAL
                      ---------------------------------------------     -----------------------------
                        SUB DEBT -      SUB DEBT -      GRID NOTE -      SUB DEBT -       GRID NOTE -
                       AMORTIBANC         JOY!          AMORTIBANC       AMORTIBANC       AMORTIBANC        TOTAL
                      -----------       ----------      -----------      ----------       -----------     ----------
Morningside           121,012.80                -                -               -                 -      121,012.80
Promenade              19,589.82        39,987.44                -      122,992.22         17,734.79      200,304.27
Prom Glen              99,929.83                -                -      147,792.29                 -      247,722.12
Wheatstone             72,012.73        24,929.66                -               -                 -       96,942.39
Wheatstone III         25,305.21        11,711.19                -               -                 -       37,016.40
Amortibanc Mgt                                  -        16,002.02               -                 -       16,002.02
                                                -                -               -                 -               -
                      ----------        ---------        ---------      ----------         ---------      ----------
                      337,850.39        76,628.29        16,002.02      270,784.51         17,734.79      719,000.00
                      ==========        =========        =========      ==========         =========      ==========

                                    EXHIBIT B
                      SERIES A CERTIFICATE OF DESIGNATIONS

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